Exhibit 10.4

CHARLOTTE RUSSE HOLDING, INC.

EXECUTIVE OFFICER COMPENSATION PROGRAM

PURPOSE

The purpose of this Charlotte Russe Holding, Inc. (the “Company”) Executive Officer Compensation Program (the “Program”) is to align the interests of the Company’s executive officers with the interests of the Company’s stockholders and to attract, motivate and retain talented executive officers to continually maximize stockholder value.

The Program is focused on “pay for performance” and accountability and targets annual base salaries for the Company’s executive officers at the median of the Company’s peer group of companies (the “Peer Group”) while providing for above-market incentive payments for above-market performance.

The Peer Group for each fiscal year shall be approved by the Company’s board of directors (the “Board”) or the Compensation Committee of the Board (the “Compensation Committee”) on an annual basis, following the completion of the previous fiscal year and with assistance from the Company’s management and outside consultants, in each case as the Board or the Compensation Committee deems necessary or appropriate.

ELIGIBLE EMPLOYEES

The following Company employees shall be eligible to participate in the Program:

•	Chief Executive Officer (“CEO”);

•	President or Chief Merchandising Officer (“President/CMO”);

•	Executive Vice President, Chief Financial Officer (“CFO”);

•	Executive Vice President, Chief Operating Officer (“COO”);

•	Executive Vice President, Store Operations (“EVPSO”); and

•	Any other persons named as “executive officers” within the meaning of the Securities Exchange Act of 1934, as amended.

ELEMENTS OF COMPENSATION

To accomplish the aforementioned objectives, compensation for the Company’s executive officers generally consists of the following components: cash compensation, consisting of base salary and an annual incentive bonus; and equity compensation, consisting of stock options and restricted stock grants.

Cash Compensation

Base salaries for each fiscal year shall be approved by the Board or Compensation Committee on an annual basis at or near the beginning of such fiscal year, and shall be effective as of the first day of the applicable fiscal year.

Annual incentive bonuses for each fiscal year shall be approved by the Board or Compensation Committee on an annual basis following the completion of such fiscal year and shall be calculated as a percentage of each executive officer’s base salary for such fiscal year.

Financial Component

70% of the annual incentive bonus shall be based upon the Company’s achievement of operating income goals for the subject fiscal year (the “Financial Component”) that (i) are approved by the Board or the Compensation Committee, in their sole discretion, at the beginning of such fiscal year and (ii) correspond to the minimum, midpoint and maximum percentages of each executive officer’s base salary as set forth below (the “Bonus Percentages”).

	Percentage of Base Salary
Title	Minimum	Midpoint	Maximum
CEO	50%	100%	150%
President/CMO	50%	75%	100%
CFO/COO	35%	60%	100%
EVPSO	25%	50%	80%

The actual Bonus Percentages for each fiscal year shall be determined by the Board or the Compensation Committee, in their sole discretion, and may vary from the percentages set forth above. The Financial Component shall be determined by multiplying 70% of the executive officer’s base salary by the Bonus Percentage that corresponds to the operating income goal achieved. Notwithstanding the foregoing, no Financial Component shall be paid if the operating income goal for the minimum Bonus Percentage is not achieved.

Non-Financial Component

30% of each annual incentive bonus shall be based upon the achievement of non-financial corporate and individual performance goals for the subject fiscal year (the “Non-Financial Component”) approved by the Board or the Compensation Committee, in their sole discretion, at the beginning of such fiscal year. The Board or the Compensation Committee shall also approve a floor operating income goal for such fiscal year that must be achieved as a condition to any Non-Financial Component being paid (the “Floor Operating Income Target”). The Non-Financial Component shall be determined by multiplying 30% of the executive officer’s base salary by (i) the Bonus Percentage that corresponds to the operating income goal achieved (provided that the minimum Bonus Percentage shall be used in the event the operating income goal achieved is equal to or greater than the Floor Operating Income Target and equal to or less than the minimum Bonus Percentage operating income goal) and (ii) the percentage of the non-financial corporate and individual performance goals actually achieved, as determined by the Board or the Compensation Committee, in their sole discretion. For purposes of clarity, no Non-Financial Component shall be paid if the Floor Operating Income Target is not achieved.

Equity Compensation

The Black-Scholes value of each executive officer’s total equity compensation for each fiscal year shall be approximately equal to a percentage of such executive officer’s base salary for such fiscal year (the “Target Value”) and shall be approved by the Board or the Compensation Committee on an annual basis prior to the beginning of such fiscal year.

The table below sets forth guidelines for determining the Target Value for each executive officer’s total equity compensation.

	Percentage of Base Salary
Title	Minimum	Midpoint	Maximum
CEO	100%	150%	200%
President/CMO	75%	125%	200%
CFO/COO	65%	100%	150%
EVPSO	50%	75%	125%

The actual Target Value for each executive officer shall be determined by the Board or the Compensation Committee, in their sole discretion, and may vary from the percentages set forth above based on prior years’ corporate and individual performance.

For each fiscal year: 30% of the Target Value shall be in the form of a stock option granted pursuant to the Company’s 1999 Equity Incentive Plan, as may be amended from time to time, or any successor plan thereto (the “Plan”), approved prior to, and effective as of, the first business day of such fiscal year and subject to vesting in equal annual installments over a three-year period from the date of grant (the “Stock Option”); 30% of the Target Value shall be in the form of restricted stock granted pursuant to the Plan, approved prior to, and effective as of, the first business day of such fiscal year and subject to vesting in equal annual installments over a three-year period from the date of grant (the “Time-Based Restricted Stock Grant”); and 40% of the Target Value shall be in the form of restricted stock granted pursuant to the Plan, approved prior to, and effective as of, the first business day of such fiscal year and subject to performance-based vesting over a three-year period from the date of grant as set forth in the table below (the “Performance-Based Restricted Stock Grant”); provided, however, that the percentage of the Target Value allocated to the Stock Option, Time-Based Restricted Stock Option Grant and Performance-Based Stock Option Grant shall be subject to adjustment by the Board or Compensation Committee for each fiscal year.

Three-Year Total Stockholder Return, Company v. Peer Group	Percentage Vested at Third Anniversary of the Date of Grant(1)
Less than the 25th Percentile	0%
25th Percentile	33 1/3%
50th Percentile	66 2/3%
75th Percentile or Greater	100%

(1)	Percentage vested for Three-Year Total Stockholder Returns between the 25th and 75th percentile shall be calculated on a linear scale from 33 1/3% to 100%.

“Three-Year Total Stockholder Return” for any three consecutive Company fiscal years shall be defined as the change in market valuation from the first day of the first such fiscal year through the last day of the third such fiscal year, as determined in good faith by the Board or Compensation Committee. For example, for fiscal 2008, the Three-Year Total Stockholder Return shall be measured from the first day of the Company’s fiscal year 2008 through the last day of the Company’s fiscal year 2010. For each fiscal year, Three-Year Total Stockholder Returns shall be calculated for each member of the applicable Peer Group and the Company shall be given a percentile ranking.

The number of shares subject to the Stock Option, Time-Based Restricted Stock Grant and Performance-Based Restricted Stock Grant shall be rounded to the nearest 500 shares and determined following the close of business on the first business day of the applicable fiscal year (the effective date of grant) such that the Black-Scholes value of the Stock Option, Time-Based Restricted Stock Grant and Performance-Based Restricted Stock Grant, based upon the closing price of the Company’s common stock on such day, shall be equal to 30%, 30% and 40% (or such other percentages as may be determined by the Board or Compensation Committee for each fiscal year), respectively, of the Target Value. Such determination shall be made on a basis consistent with the Company’s methodologies for financial reporting purposes.